DISTRIBUTION AGREEMENT

      THIS AGREEMENT is made this 28th day of February, 1997 between INVESCO INCOME FUNDS, INC., a Maryland corporation (the "Fund"), and INVESCO FUNDS GROUP, INC., a Delaware corporation (the "Underwriter").

                             W I T N E S S E T H:

      WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a diversified, open-end management investment company and currently has one class of shares (the "Shares") which is divided into four series, and which may be divided into additional series (the "Series"), each representing an interest in a separate portfolio of investments, and it is in the interest of the Fund to offer the Shares for sale continuously; and

      WHEREAS, the Underwriter is engaged in the business of selling shares of investment companies either directly to investors or through other securities dealers; and

      WHEREAS, the Fund and the Underwriter wish to enter into an agreement with each other with respect to the continuous offering of the Shares of each Series in order to promote growth of the Fund and facilitate the distribution of the Shares;

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

      1. The Fund hereby appoints the Underwriter its agent for the distribution of Shares of each Series in jurisdictions wherein such Shares legally may be offered for sale; provided, however, that the Fund in its absolute discretion may (a) issue or sell Shares of each Series directly to purchasers, or (b) issue or sell Shares of a particular Series to the shareholders of any other Series or to the shareholders of any other investment company, for which the Underwriter or any affiliate thereof shall act as exclusive distributor, who wish to exchange all or a portion of their investment in Shares of such Series or in shares of such other investment company for the Shares of a particular Series. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable. The Fund reserves the right to reject any subscription in whole or in part for any reason.

      2. The Underwriter hereby agrees to serve as agent for the distribution of the Shares and agrees that it will use its best efforts with reasonable promptness to sell such part of the authorized Shares remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), at such prices and on such terms as hereinafter set forth, all subject to applicable federal and state securities laws and regulations. Nothing herein shall be construed to prohibit the Underwriter from engaging in other related or unrelated businesses.

      3. In addition to serving as the Fund's agent in the distribution of the Shares, the Underwriter shall also provide to the holders of the Shares certain maintenance, support or similar services ("Shareholder Services"). Such services shall include,
            without limitation, answering  routine   shareholder   inquiries
            regarding the Fund, assisting shareholders in considering whether to change dividend options and helping to effectuate such changes, arranging for bank wires, and providing such other services as the Fund may reasonably request from time to time.
            It is expressly understood that the Underwriter or the Fund may enter into one or more agreements with third parties pursuant to which such third parties may provide the Shareholder Services provided for in this paragraph. Nothing herein shall be construed to impose upon the Underwriter any duty or expense in connection with the services of any registrar, transfer agent or custodian appointed by the Fund, the computation of the asset value or offering price of Shares, the preparation and distribution of notices of meetings, proxy soliciting material, annual and periodic reports, dividends and dividend notices, or any other responsibility of the Fund.

      4. Except as otherwise specifically provided for in this Agreement, the Underwriter shall sell the Shares directly to purchasers, or through qualified broker-dealers or others, in such manner, not inconsistent with the provisions hereof and the then effective Registration Statement of the Fund under the 1933 Act (the "Registration Statement") and related Prospectus (the "Prospectus") and Statement of Additional Information ("SAI") of the Fund as the Underwriter may determine from time to time; provided that no broker-dealer or other person shall be appointed or authorized to act as agent of the Fund without the prior consent of the directors (the "Directors") of the Fund. The Underwriter will require each broker-dealer to conform to the provisions hereof and of the Registration Statement (and related Prospectus and SAI) at the time in effect under the 1933 Act with respect to the public offering price of the Shares of any Series. The Fund will have no obligation to pay any commissions or other remuneration to such broker-dealers.

      5. The Shares of each Series offered for sale or sold by the Underwriter shall be offered or sold at the net asset value per share determined in accordance with the then current Prospectus and/or SAI relating to the sale of the Shares of the appropriate Series except as departure from such prices shall be permitted by the then current Prospectus and/or SAI of the Fund, in accordance with applicable rules and regulations of the Securities and Exchange Commission. The price the Fund shall receive for the Shares of each Series purchased from the Fund shall be the net asset value per share of such Share, determined in accordance with the Prospectus and/or SAI applicable to the sale of the Shares of such Series.

      6. Except as may be otherwise agreed to by the Fund, the Underwriter shall be responsible for issuing and delivering such confirmations of sales made by it pursuant to this Agreement as may be required; provided, however, that the Underwriter or the Fund may utilize the services of other persons or entities believed by it to be competent to perform such functions. Shares shall be registered on the transfer books of the Fund in such names and denominations as the Underwriter may specify.

      7. The Fund will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of the Shares for sale (including the qualification of the Fund as a broker-dealer where necessary or advisable) in such states as the Underwriter may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in the opinion of the Directors of the Fund is unduly burdensome).
            The Underwriter, at its own expense, will effect all qualifications of itself as broker or dealer, or otherwise, under all applicable state or Federal laws required in order that the Shares may be sold in such states or jurisdictions as the Fund may reasonably request.

      8.    The Fund shall prepare and furnish to the Underwriter  from time to time the most recent form of the Prospectus and/or SAI of the Fund and/or of each Series of the Fund. The Fund authorizes the Underwriter to use the Prospectus and/or SAI, in the forms furnished to the Underwriter from time to time, in connection with the sale of the Shares of the Fund and/or of each Series of the Fund. The Fund will furnish to the Underwriter from time to time such information with respect to the Fund, each Series, and the Shares as the Underwriter may reasonably request for use in connection with the sale of the Shares. The Underwriter agrees that it will not use or distribute or authorize the use, distribution or dissemination by broker-dealers or others in connection with the sale of the Shares any statements, other than those contained in a current Prospectus and/or SAI of the Fund or applicable Series, except such supplemental literature or advertising as shall be lawful under Federal and state securities laws and regulations, and that it will promptly furnish the Fund with copies of all such material.

      9.    The   Underwriter   will  not  make,   or  authorize   any
            broker-dealers or others to make any short sales of the Shares of the Fund or otherwise make any sales of the Shares unless such sales are made in accordance with a then current Prospectus and/or SAI relating to the sale of the applicable Shares.

      10. The Underwriter, as agent of and for the account of the Fund, may cause the redemption or repurchase of the Shares at such prices and upon such terms and conditions as shall be specified in a then current Prospectus and/or SAI. In selling, redeeming or repurchasing the Shares for the account of the Fund, the Underwriter will in all respects conform to the requirements of all state and federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc., relating to such sale, redemption or repurchase, as the case may be. The Underwriter will observe and be bound by all the provisions of the Articles of Incorporation or Bylaws of the Fund and of any provisions in the Registration Statement, Prospectus and SAI, as such may be amended or supplemented from time to time, notice of which shall have been given to the Underwriter, which at the time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of the Underwriter.

      11.   (a)   The  Fund  shall  indemnify,  defend  and  hold
                  harmless the  Underwriter,  its officers and directors and any person who controls the Underwriter  within the meaning of the
                  1933  Act,  from  and  against  any and all  claims,  demands, liabilities and expenses  (including the cost of investigating or  defending  such  claims,  demands or  liabilities  and any attorney  fees  incurred in  connection  therewith)  which the
                  Underwriter,   its   officers   and   directors  or  any  such
                  controlling person, may incur under the federal securities laws, the common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or any related Prospectus and/or SAI or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  Notwithstanding    the    foregoing,    this  indemnity
                  agreement, to the extent that it might require indemnity of the Underwriter or any person who is an officer, director or controlling person of the Underwriter, shall not inure to the benefit of the Underwriter or officer, director or controlling person thereof unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the federal securities laws and in no event shall anything contained herein be so construed as to protect the Underwriter against any liability to the Fund, the Directors or the Fund's shareholders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

                  This   indemnity   agreement   is  expressly  conditioned
                  upon  the  Fund's  being  notified  of any  action
                  brought against the Underwriter, its officers or directors or any such controlling person, which notification shall be given by letter or by telegram addressed to the Fund at its principal address in Denver, Colorado and sent to the Fund by the person against whom such action is brought within ten (10) days after the summons or other first legal process shall have been served upon the Underwriter, its officers or directors or any such controlling person. The failure to notify the Fund of any such action shall not relieve the Fund from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this paragraph. The Fund shall be entitled to assume the defense of any suit brought to enforce such claim, demand, or liability, but in such case the defense shall be conducted by counsel chosen by the Fund and approved by the Underwriter, which approval shall not be unreasonably withheld. If the Fund elects to assume the defense of any such suit and retain counsel approved by the Underwriter, the defendant or defendants in such suit shall bear the fees and expenses of an additional counsel obtained by any of them.
                  Should the Fund elect not to assume the defense of any such suit, or should the Underwriter not approve of counsel chosen by the Fund, the Fund will reimburse the Underwriter, its officers and directors or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Underwriter or them. In addition, the Underwriter shall have the right to employ counsel to represent it, its officers and directors and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Fund hereunder if in the reasonable judgment of the
                  Underwriter   it  is  advisable   for  the  Underwriter,
                  its officers and directors or such controlling person to be represented by separate counsel, in which event the reasonable fees and expenses of such separate counsel shall be borne by the Fund. This indemnity agreement and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect and shall survive the delivery of any of the Shares as provided in this Agreement. This indemnity agreement shall inure exclusively to the benefit of the Underwriter and its successors, the Underwriter's officers and directors and their respective estates and any such controlling person and their successors and estates. The Fund shall promptly notify the Underwriter of the commencement of any litigation or proceeding against it in connection with the issue and sale of the Shares.

            (b)   The  Underwriter  agrees to indemnify,  defend
                  and hold harmless the Fund, its Directors and any person who controls the Fund within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any attorney fees incurred in connection therewith) which the Fund, its Directors or any such controlling person may incur under the Federal securities laws, the common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its Directors or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any alleged untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Fund specifically for use in the Registration Statement or any related Prospectus and/or SAI or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or the related Prospectus and/or SAI or necessary to make such information not misleading and (b) any alleged act or omission on the Underwriter's part as the Fund's agent that has not been expressly authorized by the Fund in writing.

                  Notwithstanding    the    foregoing,    this indemnity
                  agreement, to the extent that it might require indemnity of the Fund or any Director or controlling person of the Fund, shall not inure to the benefit of the Fund or Director or controlling person thereof unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the federal securities laws and in no event shall anything contained herein be so construed as to protect any Director of the Fund against any liability to the Fund or the Fund's shareholders to which the Director would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence or reckless disregard of the duties involved in the conduct of his office.

                  This   indemnity   agreement   is  expressly conditioned
                  upon  the  Underwriter's  being  notified  of any
                  action brought against the Fund, its Directors or any such controlling person, which notification shall be given by letter or telegram addressed to the Underwriter at its principal  office in Denver,  Colorado,  and sent
                  to the  Underwriter  by the person  against whom such
                  action is brought, within ten (10) days after the summons or other first legal process shall have been served upon the Fund, its Directors or any such controlling person. The failure to notify the Underwriter of any such action shall not relieve the Underwriter from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this paragraph. The Underwriter shall be entitled to assume the defense of any suit brought to enforce such claim, demand, or liability, but in such case the defense shall be conducted by counsel chosen by the Underwriter and approved by the Fund, which approval shall not be unreasonably withheld. If the Underwriter elects to assume the defense of any such suit and retain counsel approved by the Fund, the defendant or defendants in such suit shall bear the fees and expenses of an additional counsel obtained by any of them. Should the Underwriter elect not to assume the defense of any such suit, or should the Fund not approve of counsel chosen by the Underwriter, the Underwriter will reimburse the Fund, its
                  Directors or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Fund or them. In addition, the Fund shall have the right to employ counsel to represent it, its Directors and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Fund against the Underwriter hereunder if in the reasonable judgment of the Fund it is advisable for the Fund, its Directors or such controlling person to be represented by separate counsel, in which event the reasonable fees and expenses of such separate counsel shall be borne by the Underwriter. This indemnity agreement and the Underwriter's representations and warranties in this Agreement shall remain operative and in full force and effect and shall survive the delivery of any of the Shares as provided in this Agreement. This indemnity agreement shall inure exclusively to the benefit of the Fund and its successors, the Fund's Directors and their respective estates and any such controlling person and their successors and estates. The Underwriter shall promptly notify the Fund of the commencement of any litigation or proceeding against it in connection with the issue and sale of the Shares.

      12.   The  Fund  will  pay or  cause  to be paid  (a)  expenses
            (including the fees and disbursements of its own counsel) of any registration of the Shares under the 1933 Act, as amended, (b) expenses incident to the issuance of the Shares, and (c) expenses (including the fees and disbursements of its own counsel) incurred in connection with the preparation, printing and distribution of the Fund's Prospectuses, SAIs, and periodic and other reports sent to holders of the Shares in their capacity as such. The Underwriter shall prepare and provide necessary copies of all sales literature subject to the Fund's approval thereof.

      13. This Agreement shall become effective as of the date it is approved by a majority vote of the Directors of the Fund, as well as a majority vote of the Directors who are not "interested persons" (as defined in the Investment Company Act) of the Fund, and shall continue in effect for an initial term expiring February 28, 1998, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually
            (a)(i)  by  a  vote  of  the  Directors  of  the  Fund
            or  (ii)  by a vote  of a  majority  of the   outstanding  voting
            securities of the Fund,  and (b) by a vote of a   majority  of
            the Directors of the Fund who are not "interested persons," as defined in the Investment Company Act, of the Fund cast in person at a meeting for the purpose of voting on this Agreement.

            Either party hereto may terminate this Agreement on any date, without the payment of a penalty, by giving the other party at least 60 days' prior written notice of such termination specifying the date fixed therefor. In particular, this Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the members of the Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund on not more than 60 days' written notice to the Underwriter.

            Without prejudice to any other remedies of the Fund provided for in this Agreement or otherwise, the Fund may terminate this Agreement at any time immediately upon the Underwriter's failure to fulfill any of the obligations of the Underwriter hereunder.

      14. The Underwriter expressly agrees that, notwithstanding anything to the contrary herein, or in any applicable law, it will look solely to the assets of the Fund for any obligations of the Fund hereunder and nothing herein shall be construed to create any personal liability on the part of any Director or any shareholder of the Fund.

      15. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 15, the definition of "assignment" contained in the Investment Company Act shall be applied.

      16. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

      17. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Fund and the Underwriter and, if applicable, approved in the manner required by the Investment Company Act.

      18. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

      19. This Agreement and the application and interpretation hereof shall be governed exclusively by the laws of the State of Colorado.

     IN WITNESS WHEREOF, the Fund and the Underwriter have each caused this Agreement to be executed on its behalf by an officer thereunto duly authorized and the Underwriter has caused its corporate seal to be affixed as of the day and year first above written.

                                           INVESCO INCOME FUNDS, INC.


ATTEST:
                                           By: /s/ Dan J. Hesser
/s/ Glen A. Payne                              -------------------------------
-------------------                              Dan J. Hesser
                                                 President
Glen A. Payne
Secretary

                                           INVESCO FUNDS GROUP, INC.

ATTEST:
                                           By: /s/ Ronald L. Grooms
                                               ------------------------------
/s/ Glen A. Payne                               Ronald L. Grooms
-------------------                             Senior Vice President
Glen A. Payne
Secretary